EXHIBIT 21


                   SUBSIDIARIES OF HAEMONETICS CORPORATION



Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Haemonetics S.A.                                      Switzerland

Haemonetics Scandinavia AB                            Sweden

Haemonetics GmbH                                      Germany

Haemonetics France S.A.R.L.                           France

Haemonetics U.K. Ltd.                                 England

Haemonetics Japan K.K.                                Japan

Haemonetics Foreign Sales Corp.                       U.S. Virgin Islands

Haemonetics Belgium N.V.                              Belgium

Haemonetics B.V.                                      Netherlands

Haemonetics Italia S.R.L.                             Italy

Haemonetics GesmbH                                    Austria

Haemonetics Asia Inc., with branch in Taiwan          Delaware

Haemonetics Hong Kong Ltd.                            Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.                      Czech Republic